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                                                                   EXHIBIT 10.15


                             ANKER COAL GROUP, INC.

                   $100,003,000 aggregate principal amount of

         14.25% Series A Second Priority Senior Secured Notes due 2007
                          (PIK through April 1, 2000)

              and 3,047 Warrants to purchase Shares of Common Stock

                         EXCHANGE AND PURCHASE AGREEMENT

                                                                October 26, 1999

TO THE PURCHASER AND/OR PURCHASERS (each, a
"Purchaser" and together, whether there shall be one or more than one Purchaser, the "Purchasers") LISTED
IN SCHEDULE II HERETO AND EACH OF THE EXCHANGING
NOTEHOLDERS (each, an "Exchanging Noteholder" and together, the "Exchanging Noteholders") LISTED IN
SCHEDULE III HERETO

Ladies & Gentlemen:

       Anker Coal Group, Inc., a Delaware corporation (the "Company"), and each of the entities listed on Schedule I hereto (each a "Guarantor" and collectively, the "Guarantors") agrees with you as follows:

       (a) Private Exchange; Old Note Indenture Modifications; New Money Notes. The Company proposes to issue and sell in a private exchange transaction (the "Private Exchange") upon the terms and subject to the conditions set forth in the Private Exchange and Private Placement Memorandum dated October 26, 1999 (the "Private Placement Memorandum") in exchange for each $1,000 principal amount of its outstanding 9 3/4% Series B Senior Notes due 2007 (the "Old Notes"), $800 principal amount of its 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) (the "Exchange Notes") and warrants (the "Exchange Warrants") to purchase an aggregate of 2,031 shares of the Company's Common Stock (the "Exchange Warrant Shares"). The Company also proposes to issue and sell severally to Rothschild Recovery Fund, L.P. ("RRF"), as Purchaser, an aggregate of $13,199,000 principal amount of additional 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1,
2000) (the "New Money Notes"), and warrants (the "New Money Warrants," and together with the Exchange Warrants, collectively, the "Warrants") to purchase an aggregate of 1,016 shares of the Company's Common Stock (the "New Money Warrant Shares," and together with the Exchange Warrant Shares, collectively, the "Warrant Shares") pursuant to the Private Placement Memorandum. The Secured Notes will be issued pursuant to an Indenture (the "Secured Note Indenture") to be dated as of October 1, 1999 between the Company and the Guarantors named therein and The Bank of New York, as trustee (the "Secured Note Trustee"). The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be


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dated as of October 26, 1999 between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). The Secured Notes will be secured by a lien on substantially all of the assets of the Company and the Guarantors, subject to the prior security interest of the Credit Facilities (as defined in the Secured
Note Indenture) and to Permitted Liens, but excluding the Excluded Assets (as defined in the Secured Note Indenture). The Secured Notes will also have the benefit of the Security Documents (as defined in the Secured Note Indenture). The Old Notes were issued pursuant to an Indenture (the "Old Note Indenture") dated as of September 25, 1997 among the Company, the Guarantors named therein (the "Old Note Guarantors") and HSBC USA (formerly known as Marine Midland
Bank), as Trustee (the "Old Note Indenture Trustee"). The Company has proposed to make and each Exchanging Noteholder has consented to or will consent to certain amendments and modifications (the "Old Note Indenture Modifications") described in the Private Placement Memorandum pursuant to a Supplemental Indenture to be dated as of October 1, 1999 among the Company, the Old Note Guarantors and the Old Note Indenture Trustee (the "Supplemental Indenture") in the form attached hereto as Exhibit C. Each Exchanging Noteholder will agree to waive all interest due on the Old Notes exchanged for Exchange Notes in the Private Exchange. Following the completion of the Private Exchange and the Old
Note Indenture Modifications, the Company currently plans (but shall not be obligated) to make a further exchange offer (the "Public Exchange Offer") to holders of Old Notes which remain outstanding following completion of the Private Exchange subject to compliance by the Company with Section 4(n) hereof. In connection with the Public Exchange Offer, if not previously qualified, the Company will file an application for qualification of the Secured Note Indenture on Form T-3 under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Old Notes as amended by the Old Note Indenture Modifications are hereinafter sometimes referred to as the "Amended Old Notes").

       (b) Faltis Estate Settlement. At the closing date, pursuant to a separate Exchange and Purchase Agreement (the "JJF Purchase Agreement") with JJF Group Limited Liability Company ("JJF Group") (a shareholder of the Company controlled by the estate of John J. Faltis, former Chairman and Chief Executive Officer of the Company), the Company will issue $6,000,000 aggregate principal amount of additional 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) (the "JJF Notes") to JJF Group in exchange for cancellation of JJF Group's stock in the Company and in full settlement and satisfaction of its rights under the Put Option Agreement dated as of August 25, 1998 (the "Put Agreement") to require the Company to purchase that stock for $10,000,000 plus interest.

       (c) Issuance of Securities. Subject to the terms and conditions set forth herein, the Company proposes to issue and sell severally to each Purchaser the principal amount of the New Money Notes and Warrants to purchase the number of Warrant Shares set forth opposite such Purchaser's name in Schedule II. Subject to the terms and conditions set forth herein, the Company proposes to issue to each Exchanging Noteholder the principal amount of Exchange Notes and Warrants to purchase the number of Warrant Shares set forth opposite such Exchanging Noteholder's name in Schedule III in exchange for the principal amount of Old Notes set forth opposite such Exchanging Noteholder's name in such
Schedule III. The Secured Notes will be guaranteed (the "Guarantees") on a senior secured basis by each of the Guarantors. The term "Secured Notes" shall include the Exchange Notes, the Secondary Notes, the Optional Secured Notes and the New Money Notes issued pursuant to this Agreement, the JJF Notes, and the Series B Exchange Notes and the Series B New Money Notes to be issued and sold pursuant


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to the Registered Exchange Offer (as hereinafter defined) made as contemplated by the Registration Rights Agreement and the Secured Notes of any series issued in the Public Exchange Offer. The Exchange Notes, the JJF Notes, the Optional Secured Notes, the New Money Notes and any Secondary Notes issued with respect to other Privately Placed Notes are sometimes hereinafter referred to as the Privately Placed Notes. As used herein, unless the context clearly requires otherwise, the term "Securities" shall include the Secured Notes, the Guarantees thereof, the Warrants and the Warrant Shares.

       (d) Private Placement Memorandum. The Private Placement Memorandum incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999 and Current Reports on Form 8-K filed April 1, 1999, April 16, 1999, May 4, 1999, May 28, 1999, June 7, 1999, August 27, 1999,
September 8, 1999, October 1, 1999, October 5, 1999 and October 22, 1999 (collectively, the "Exchange Act Documents"); the Exchange Act Documents are delivered with the Private Placement Memorandum. As used herein, the term "Private Placement Memorandum" includes the Exchange Act Documents.

       (e) Registration Status. The Series B Exchange Notes and the Series B New Money Notes (together, the "Series B Secured Notes") to be issued in the Registered Exchange Offer (the "Registered Notes") will each be registered under the Securities Act of 1933 (the "Act"). The Secured Notes to be issued in the Public Exchange Offer will each be issued pursuant to the exemption from the registration requirements of the Act provided by Section 3(a)(9) of the Act or any other exemption or otherwise offered and sold in compliance with the registration requirements of the Act. The New Money Notes and the Warrants being issued to each Purchaser and the Exchange Notes and Warrants being issued to each Exchanging Noteholder pursuant to this Agreement, as well as the JJF Notes being issued to JJF Group pursuant to the JJF Purchase Agreement, will be offered and sold pursuant to an exemption from the registration requirements of the Act provided by Section 4(2) thereof and Regulation D thereunder.

       (f)    Optional Secured Notes. RRF further severally agrees pursuant to
Section 2(b) and subject to the terms and conditions set forth herein to purchase additional Series B Secured Notes (the "Optional Secured Notes"), at the option of the Company (to be exercised by delivering written notice to RRF at least 27 trading days before October 1, 2000), in an amount not to exceed the Maximum Optional Notes Amount (as defined below) at a purchase price equal to 95% of the Market Price (as defined below) on the Optional Secured Notes Closing Date. The Optional Secured Notes shall be issued in a private placement and shall be registered as provided in Section 4(c) of the Registration Rights Agreement. The Company shall publicly announce by press release and/or Form 8-K report its giving of such notice to RRF to purchase Optional Secured Notes.

   "Closing Price" of any Notes means, on any date of determination, (i) the average of the closing bid prices in the over the counter market, as quoted to the Company for such date by such of the following investment banking firms as are quoting closing bid prices for Notes on such date: Goldman, Sachs & Co., Bear Stearns & Co., Donaldson Lufkin & Jenrette Securities Corporation and Jeffries & Company, or (ii) if no such quotes are available, the market value of



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the Notes on such date as determined by Donaldson Lufkin & Jenrette Securities
Corporation retained for this purpose by and at the sole expense of the Company.

       "Market Price" means an amount equal to the average of the Closing Prices of the Notes for the 20 trading days ending 5 trading days prior to October 1, 2000.

       "Maximum Optional Notes Amount" means the principal amount of Optional Secured Notes required to be issued pursuant to this Agreement which would be sufficient to provide cash proceeds to the Company at a purchase price of 95% of the Market Price in an amount equal to the lesser of (i) $6.3 million or (ii) the amount of interest due on all outstanding Notes on October 1, 2000; provided, however, that the foregoing $6.3 million limitation may be waived by the Purchaser in its sole discretion.

       "Notes" means, as of any date, all of the Company's 14.25% Second Priority Senior Secured Notes issued and outstanding under the Secured Note Indenture.

       Capitalized terms used but not defined herein shall have the meanings given to such terms in the Secured Note Indenture.

       Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Secured Notes (and all securities issued in exchange therefor or in substitution thereof other than Registered Notes) shall bear the following legend:

       "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
       (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER,



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       FURNISHES TO THE SECURED NOTE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
       REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE SECURED NOTE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE CERTIFICATE OF TRANSFER (THE FORM OF WHICH CAN BE OBTAINED FROM THE SECURED NOTE TRUSTEE) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE SECURED NOTE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE SECURED NOTE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE SECURED NOTE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING. THE LIENS AND SECURITY INTERESTS IN THE COLLATERAL SECURING THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO THE LIENS AND SECURITY INTERESTS SECURING THE SENIOR SECURED INDEBTEDNESS (AS DEFINED IN THE INDENTURE), AS MORE FULLY SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE). ANY HOLDER OF THIS INSTRUMENT SHALL BE DEEMED TO BE BOUND BY, AND SUBJECT TO, THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT."



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       Upon issuance thereof, the Warrant Shares shall bear the following legend
(in addition to any other restrictive legend required by contract or applicable law):

       "THE WARRANT SHARES ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INVESTOR AGREEMENT (THE "INVESTOR AGREEMENT") DATED AS OF OCTOBER 26, 1999 AMONG THE COMPANY AND THE STOCKHOLDERS AND PURCHASERS NAMED THEREIN. IN ADDITION, THE WARRANT SHARES ARE SUBJECT TO CERTAIN PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AUGUST 12, 1996 AMONG CERTAIN STOCKHOLDERS OF THE COMPANY, WHICH PROVISIONS ARE REFERENCED IN SUCH INVESTOR AGREEMENT. COPIES OF THE INVESTOR AGREEMENT AND SUCH STOCKHOLDERS AGREEMENT ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

              (g) Registration Rights. Holders (including subsequent transferees) of the Privately Placed Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated as of October 26, 1999 (as defined in Section 3 below), in substantially the form of Exhibit A hereto, for so long as such Privately Placed Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Registered Notes to be offered in exchange for the Privately Placed Notes (the "Registered Exchange Offer"), and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Privately Placed Notes, and to use their reasonable best efforts to cause such Registration Statement to be declared effective. In connection therewith, the Company will file a statement of eligibility and qualification of the Secured Note Trustee on Form T-1 with the Securities and Exchange Commission to qualify the Secured Note Indenture under the Trust Indenture Act. This Exchange and Purchase Agreement (the "Agreement"), the Securities, the Guarantees, the Secured Note Indenture, the Security Documents, the Supplemental Indenture, the Registration Rights Agreements (as hereinafter defined), the Warrant Agreement and the Investor Agreement referred to below are hereinafter sometimes referred to collectively as the "Operative Documents."

       Holders of the Warrant Shares issued upon exercise of Warrants issued to the Purchaser and Exchanging Noteholders pursuant to this Agreement will have the registration rights set forth in the registration rights agreement relating thereto (the "Common Stock Registration Rights Agreement") to be dated as of October 26, 1999 in substantially the form of Exhibit B hereto for so long as such common stock constitutes restricted securities as defined in Rule 144 under the Act. The Registration Rights Agreement and the Common Stock Registration Rights Agreement are hereinafter sometimes referred to as the "Registration Rights Agreements." Holders of Warrant Shares will also have the rights and the obligations set forth in the Investor Agreement (the "Investor Agreement") to be dated as of October 26, 1999 in substantially the form of Exhibit D hereto.



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       2.     Agreements to Sell, Purchase and Exchange. (a) On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, New Money
Notes in the principal amount set forth opposite the Purchaser's name in
Schedule II. The aggregate purchase price for the New Money Notes shall be $11,218,750 in cash (or 85% of the principal amount of the New Money Notes rounded to the nearest $1,000 of principal amount). The Purchaser shall also receive without further consideration Warrants to purchase the number of Warrant Shares set forth opposite the Purchaser's name in Schedule II. The Company shall not be obligated to deliver any of the New Money Notes or Warrants except upon payment for all of the New Money Notes to be purchased by the Purchaser as provided herein. On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue to each Exchanging Noteholder the principal amount of Exchange Notes and Warrants to purchase the number of Warrant Shares set forth opposite such Exchanging Noteholder's name in Schedule III, and each Exchanging Noteholder agrees to deliver to the Company in exchange therefor, the principal amount of Old Notes set forth opposite its name (being $1000 principal amount of Old Notes surrendered by each Exchanging Noteholder for each $800 principal amount of Exchange Notes issued to such Exchanging Noteholder).

              (b) On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, the Company shall have the option to require the Purchaser to purchase and the Purchaser agrees, at the option of the Company (to be exercised by delivering written notice to the Purchaser at least 27 trading days before October 1,
2000), to purchase from the Company (the "Secured Notes Commitment") Optional Secured Notes in an amount not to exceed the Maximum Optional Notes Amount on October 1, 2000 (the "Optional Secured Notes Closing Date") at a purchase price equal to 95% of the Market Price on the Optional Secured Notes Closing Date. The Optional Secured Notes shall be identical in all respects to the Secured Notes except that the Optional Secured Notes shall be dated October 1, 2000 and shall bear interest from that date.

       3. Delivery and Payment. Delivery to the Purchaser of and payment for the New Money Notes and the Warrants and delivery to the Exchanging Noteholders of Exchange Notes and Warrants in exchange for Old Notes shall be made at 9:30 A.M., New York time, on October 28, 1999 (the "Closing Date") at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036, or such other time or place as the parties shall designate.

       One or more of the New Money Notes and one or more Exchange Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of New Money Notes purchased by the Purchaser and Exchange Notes received by Exchanging Noteholders that are "qualified institutional buyers" (each a "QIB" and collectively "QIBs") as defined in Rule 144A under the Act (collectively, the "Global Notes") and one or more New Money Notes and one or more Exchange Notes in definitive global form registered in the names of the nominees of the Euroclear System and Cede, S.A., having an aggregate principal amount corresponding to the aggregate principal amount of the New Money Notes held by the Purchaser and Exchange Notes held by Exchanging Noteholders, if any, which are Regulation S Purchasers



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(collectively, the "Regulation S Notes") shall be delivered by or on behalf of the Company and deposited with the Bank of New York as custodian for DTC for credit to the accounts of your respective DTC participants, against payment by you of the purchase price therefor, in the case of the New Money Notes, by wire transfer of same day funds to the Company or as the Company may direct or, in the case of the Exchange Notes, by delivery of Old Notes. Warrant certificates in definitive global form, registered in the name of Cede & Co. as nominee of DTC shall be delivered by or on behalf of the Company and deposited with the Bank of New York as custodian for DTC for credit to the accounts of your respective DTC participants in the amounts set forth in Schedules II and III. The Global Notes and Regulation S Notes shall be made available to the Purchaser and Exchanging Noteholders, and the certificates for the Warrants shall be made available to the Purchaser and Exchanging Noteholders for inspection not later than one business day prior to the Closing Date.

       4. Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, agrees with the Purchaser and each Exchanging Noteholder as follows:

              (a) To advise each of you promptly and, if requested by the Purchaser or any Exchanging Noteholder, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Secured Notes, Warrants or Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Private Placement Memorandum untrue or that requires the making of any additions to or changes in the Private Placement Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Secured Notes, Warrants or Warrant Shares under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Secured Notes, Warrants or Warrant Shares under any state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (b) To furnish the Purchaser and each Exchanging Noteholder, without charge, one copy of the Private Placement Memorandum, and any amendments or supplements thereto, and any additional copies as the Purchaser or such Exchanging Noteholder may reasonably request. The Company and the Guarantors consent to the use of the Private Placement Memorandum, and any amendments and supplements thereto, by the Purchaser and each Exchanging Noteholder in connection with resales by such Purchaser or Exchanging Noteholder permitted by
Section 1.

              (c) Not to amend or supplement the Private Placement Memorandum or the terms of the Private Exchange or the Old Note Indenture Modifications or the sale of the New Money Notes prior to the Closing Date unless the Purchaser and each Exchanging Noteholder shall



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previously have been advised thereof, been furnished a copy thereof and shall not have objected thereto after being given a reasonable period to review the same.

              (d) If, after the date hereof and prior to the date 90 days after the Closing Date, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel to the Purchaser and the Exchanging Noteholders, the Private Placement Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it shall otherwise become necessary to amend or supplement the Private Placement Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Private Placement Memorandum to correct such untrue statement or omission or so that the Private Placement Memorandum, as so amended or supplemented, will comply with applicable law.

              (e) To cooperate with you and your counsel in connection with the qualification of the Secured Notes, Warrants and Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser or any Exchanging Noteholder may reasonably request and to continue such qualification in effect for a period of two years after the Closing Date; provided, however, that neither the Company nor any of the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not now so subject.

              (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Private Placement Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents, (iii) the issuance and delivery by the Company and the Guarantors of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of one counsel relating to such registration or qualification),
(v) furnishing such copies of the Private Placement Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with resales permitted by Section 1, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the reasonable fees, disbursements and expenses of Coudert Brothers and Steptoe & Johnson, counsel to the Purchaser and the Exchanging Noteholders, and of the Company's and the Guarantors' counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Privately Placed Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, (x) the reasonable fees and expenses of the Secured Note Trustee and the Secured Note Trustee's counsel in connection with the Secured Note Indenture and the Securities and the Warrant Agent, the Warrant Agent's counsel and Transfer Agent in connection with the Warrants and Warrant Shares and (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents.



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

              (g) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

              (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to use their reasonable best efforts to satisfy all conditions precedent on their part to the delivery of the Securities.

              (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Privately Placed Notes or the Warrant Shares in a manner that would require the registration under the Act of the sale to the Purchaser of the New Money Notes, Warrants or Warrant Shares, or of the issuance to Exchanging Noteholders in the Private Exchange of the Exchange Notes, Warrants or Warrant Shares or the Amended Old Notes.

              (j)    For so long as it is required to do so under the Secured
Note Indenture, and during any period in which the Company is not subject to
Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any Holder of Privately Placed Notes in connection with any sale thereof and any prospective purchaser of such Privately Placed Notes from such Holder, upon their request, the information required by Rule 144A(d)(4) under the Act.

              (k) So long as permitted under applicable law, to cause the Registered Exchange Offer to be made in the appropriate form to permit registration of the Registered Notes to be offered in exchange for the Privately Placed Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

              (l) To comply with the Common Stock Registration Rights Agreement, the Registration Rights Agreement, the Warrant Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

              (m) To use their reasonable best efforts to effect the inclusion of the Privately Placed Notes in PORTAL.

              (n) Not to effect any Public Exchange Offer unless the notes issued pursuant to such public exchange (i) are of a different series from all then outstanding Secured Notes or (ii) are entitled to the benefits of the Security Documents to the same extent and with the same priority as all other outstanding Secured Notes of the same series subject to no intervening Liens that secure liabilities of the Company or a Guarantor or other material intervening Liens.

       5.     Representations and Warranties.

              (a) The Company and each of the Guarantors, jointly and severally, represent and warrant to you that:

                     (i) The Private Placement Memorandum, as of its date, did not, and at the Closing Date, the Private Placement Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Private Placement Memorandum (or any supplement or amendment thereto) made in reliance upon or in conformity with information relating to you furnished to the Company and the Guarantors in writing by you or on your behalf expressly for use therein. No stop order preventing the use of the Private Placement Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Private Placement Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                     (ii) The Company or the Guarantors, as applicable, have good and indefeasible title to the Collateral, free and clear of any Liens, except for the lien of the Senior Secured Indebtedness and Permitted Liens.

                     (iii) The representations and warranties contained in the Security Documents are true and correct in all material respects.

                     (iv) When the Privately Placed Notes and the Warrants are issued and delivered pursuant to this Agreement, none of the Secured Notes or the Warrants or the Warrant Shares will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

                     (v) When executed, the Secured Note Indenture and the Secured Notes will (A) constitute direct, unconditional and secured general obligations of the Company, (B) rank in priority of payment at least pari passu with all other present and future unsecured Senior Indebtedness of the Company, and (C) rank in priority of security, with respect to the property of the Company covered by the Security Documents, prior to all other present and future Indebtedness of the Company (other than the Senior Secured Indebtedness and Indebtedness secured by Permitted Liens).

                     (vi)   The guarantee of each Guarantor under the Secured
       Note Indenture and the Secured Notes will (A) constitute the direct, unconditional and secured general obligations of such Guarantor, (B) rank in priority of payment at least pari passu with all other present and future unsecured Indebtedness of such Guarantor, and (C) rank in right of security, with respect to the property covered by the Security Documents, if any, executed by such Guarantor, prior to all other present and future Indebtedness of such Guarantor (other than the Senior Secured Indebtedness and Indebtedness secured by Permitted Liens).

                     (vii) Each of the Security Documents to which the Company or any Guarantor is party when executed and delivered will constitute a perfected security interest in and Lien on the Collateral covered by such Security Document, securing payment of all principal, interest and other amounts payable under the Secured Note Indenture and the Secured Notes, which Lien and security interest will rank senior to all other Liens and security interests on such collateral (other than the Senior Secured Indebtedness and Permitted Liens), and neither the Company nor any Guarantor is a party to any other security agreement or instrument creating or purporting to create a security interest in and Lien on such collateral, other than the Senior Secured Indebtedness and Permitted Liens.

                     (viii) The Company and each of the Guarantors has been duly incorporated or formed, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Private Placement Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                     (ix) The entities listed on Schedule I hereto are all the subsidiaries, direct or indirect, of the Company which are Guarantors. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (except pursuant to the Security Documents and the Senior Secured Indebtedness); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

                     (x) The Company and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Secured Note Indenture, the Security Documents, the Registration Rights Agreements, the Warrant Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                     (xi) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery by the Purchaser and each Exchanging Noteholder is a valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy considerations.

                     (xii) The Secured Note Indenture has been duly authorized by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery of the Secured Note Indenture by the Secured Note Trustee, the Secured Note Indenture when duly executed and delivered by each such person, will be the valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws or public policy considerations. The Secured
       Note Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Private Placement Memorandum.

                     (xiii) The Secured Notes have been duly authorized for issuance by the Company, and assuming due authorization, execution and delivery of the Secured Note Indenture by the Secured Note Trustee and due authentication of the Secured Notes by the Secured Note Trustee, the Secured Notes, and when issued, authenticated and delivered in accordance with the terms of the Secured Note Indenture, this Agreement, the Registration Rights Agreements, the Registered Exchange Offer, and the Public Exchange Offer will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Secured Note Indenture, except to the extent that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law). The Secured Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Private Placement Memorandum.

                     (xiv) The Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law); the Warrant Shares have been duly authorized by the Company and validly reserved for issuance upon exercise of Warrants, and, when issued upon such exercise in accordance with terms of the Warrants, will be validly issued, fully paid and non-assessable; and the issuance of the Warrants is not and the issuance of the Warrant Shares will not be subject to the preemptive rights of any Stockholder of the Company, except those which are set forth in the Stockholders Agreement and which have been duly and validly waived pursuant to the Stockholders Agreement.

                     (xv) The Security Documents have been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery of the Security Documents by the Secured Note Trustee, the Collateral Agent and the Security Documents, when duly executed and delivered by the Company and the Guarantors will be the legally valid and binding obligation of the Company and the Guarantors enforceable against each of them in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and
       (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. The Security Documents, when executed and delivered, will conform in all material respects to the description thereof in the Private Placement Memorandum.

                      (xvi) The Registration Rights Agreements have been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery of the Registration Rights Agreements by the Purchaser, the Exchanging Noteholders and JJF Group, as applicable, the Registration Rights Agreements, when duly executed and delivered by the Company and the Guarantors will be the legally valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and
       (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. The Registration Rights Agreements, when executed and delivered, will conform in all material respects to the description thereof in the Private Placement Memorandum.

                     (xvii) The Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Warrant Agent is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy considerations.

                     (xviii) The Investor Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Investor Agreement by the Stockholders named therein and the Purchasers named therein, the Investor Agreement, when duly executed and delivered by the Company will be the legally valid and binding obligations of each party thereto other than the Purchasers, enforceable in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and an implied covenant of good faith and fair dealing, and general equitable principles (whether considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. The Investor Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Private Placement Memorandum.

                     (xix) Except as set forth in Schedule 5(a)(xix), neither the Company nor any of the Guarantors is (A) in violation of its respective charter or bylaws or (B) in default in the performance of (and there exists no condition that, with notice, the passage of time, or otherwise, would constitute a default under) the Old Note Indenture, the Senior Secured Indebtedness or any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties, except, in the case of (B) or
       (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     (xx) The execution, delivery and performance by the Company and each of the Guarantors of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Securities, and the completion of the Private Exchange and the Old Note Indenture Modifications, will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (C) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties, except, in the case of (C) or (D), for such violations that would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantors, and the completion of the Private Exchange and the Old Note Indenture Modifications and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreements, will be obtained and made) under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                     (xxi) The Company had at June 30, 1999, an authorized and outstanding capitalization as set forth in the Private Placement Memorandum. The authorized, issued and outstanding capital stock of the Company is duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, other than those set forth in the Stockholders Agreement (as defined in the Private Placement Memorandum), which have been duly and validly waived in writing by each party thereto with respect to the transactions contemplated by the Private Placement Memorandum. Except as set forth in
       Schedule 5(a)(xxi), there are no outstanding rights, plans, options, warrants, calls, conversion rights or any agreements, arrangements or commitments of any character (either firm or conditional) obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or any securities exchangeable for or convertible into shares of capital stock of the Company or any of the subsidiaries or obligating the Company or any of the subsidiaries to grant, extend or enter into any such agreement, arrangement, requirement or commitment nor are there any rights to receive any dividends or other distributions in respect of such securities, other than the right of the Company to receive dividends and distributions from any subsidiary. Schedule 5(a)(xxi) sets forth the names of the holders of all options, warrants and other securities convertible into Common Stock, the dates granted/issued, the number of shares of Common Stock subject to such option, warrant or conversion, the expiration date and the exercise or conversion price (in the case of the Class A Convertible Preferred Stock, setting forth the formula and the maximum percentage into which such Class A Convertible Preferred Stock would be convertible based on an assumed initial public offering price selected by the Company). Schedule 5(a)(xxi) sets forth all Existing Indebtedness (as defined in the Indenture) of the Company and its subsidiaries as of the most recent available date prior to the date of this Agreement.

                     (xxii) There is (A), except as set forth in Schedule 5(a)(xxii), and except as disclosed in the Private Placement Memorandum, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (B) except as disclosed in the Private Placement Memorandum (with respect to clause (I) below), no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and
       (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, issued that, in the case of clauses (A), (B) and (C) above, (I) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (II) would reasonably be expected to interfere with or adversely affect the issuance of the Securities, or the completion of the Private Exchange or the Old Note Indenture Modifications, or the validity of this Agreement, the Secured Note Indenture, the Registration Rights Agreements or any other Operative Document or the Old Notes or the Old
       Note Indenture.

                     (xxiii) Except as set forth in Schedule 5(a)(xxiii), there is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (C) to the best knowledge of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     (xxiv) The Company and each Controlled Group Member (as defined below) has operated and administered each employee benefit plan covering their employees which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan") in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Controlled Group Member has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to Plans, and no event, transaction or condition has occurred or exists which could result in the incurrence of any such liability by the Company or any Controlled Group Member, or in the imposition of any encumbrance on any of the rights, properties or assets of the Company or any Controlled Group Member, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Sections 401(a)(29) or 412 of the Code, other than such liabilities or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "Controlled Group Member" means the Company, each of its subsidiaries and each of their respective predecessors and (a) each corporation that is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any of its subsidiaries, or any of their respective predecessors, (b) each trade or business, whether or not incorporated, that is or was at any time under common control (within the meaning of Section 414(c) of the Code) with the Company or any of its subsidiaries, or any of their respective predecessors, and (c) each trade or business, whether or not incorporated, that is or was at any time a member of the same affiliated service group (within the meaning of Section 414(m) of the Code).

                     (xxv) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than a Material amount in the case of any single Plan and by more than an amount which, with respect to an individual Plan or in the aggregate for all Plans would reasonably be expected to have a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

                     (xxvi) Neither the Company nor any Controlled Group Member has incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Sections 4201 or 4204 of ERISA in respect of any "Multiemployer" Plans (as that term is defined by Section 4001 (a)(3)of ERISA) that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                     (xxvii) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its subsidiaries would not reasonably be expected to have a Material Adverse Effect.

                     (xxviii) Except as set forth in Schedule 5(a)(xxviii) or as otherwise reflected in the Company's financial statements, the expected liability of the Company and its subsidiaries for retiree health care benefits under the Retiree Health Care Benefit Act of 1992 would not reasonably be expected to have a Material Adverse Effect.

                     (xxix) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of Environmental Laws (as defined herein) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that, except as disclosed on Schedule 5(a)(xxix), such associated costs and liabilities, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (A) has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Surface Mining Control and Reclamation Act, as amended (the "Surface Mining Act"), the Occupational Safety and Health Act, as amended, and comparable state and local laws and other safety, health and environmental conservation or protection laws ("Environmental Laws"), the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect, or (B) except as disclosed on
       Schedule 5(a)(xxxi), lacks any notices, permits, licenses of other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such notice, permit, license or approval, the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect. Without limitation of the foregoing, there is as of the date hereof no litigation or action pending or, to the best knowledge of the Company, threatened against the Company or any of the Guarantors relating to any violation of any Environmental Laws with respect to the assets or business of the Company or any of the Guarantors which is required to be disclosed in the Private Placement Memorandum and is not so disclosed, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                     (xxx) Each of the Company and its subsidiaries is in compliance with all of the current permits ("Surface Mining Permits") held by it issued pursuant to the Surface Mining Act, or pursuant to an equivalent state regulatory program granted primacy under the provisions of 30 U.S.C. Section 1253 (collectively, "Surface Mining Laws"), including the mining plans as respects reclamation, coal processing and related activities as submitted to the Office of Surface Mining or any state equivalent agency having jurisdiction over a state program granted primacy under the provisions of 30 U.S.C. Section 1253 ("Surface Mining Enforcement Agency") to obtain the Surface Mining Permits, except where the failure to be in compliance with such laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been subjected to or is as of the date hereof subject to any bond forfeiture, permit suspension or revocation proceedings instituted by any Surface Mining Enforcement Agency and neither the Company nor any of its subsidiaries is presently "permit-blocked" in any state or under the federal Applicant Violator System which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     (xxxi) Except as set forth on Schedule 5(a)(xxxi), each of the Company and its subsidiaries has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Private Placement Memorandum, except where failure to have or obtain such Authorizations would not have a Material Adverse Effect and (B) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. The Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                    (xxxii) Except as set forth on Schedule 5(a)(xxxii), all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, except where such default or defaults, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except to the extent described in the Private Placement Memorandum, the leases, options to lease, deeds, instruments or other agreements, contracts or arrangements held by the Company and the Guarantors reflect in all material respects the rights of the Company and the Guarantors to explore the unexplored and undeveloped acreage described in the Private Placement Memorandum. The Company and the Guarantors have exercised reasonable diligence with respect to acquiring or otherwise procuring such leases, options to lease, deeds, instruments and other agreements, contracts or arrangements, although the investigation of record title made by the Company and the Guarantors generally involved no more than a preliminary review of local records, as is customary in the industry.

                   (xxxiii) Each of the Company and its subsidiaries owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it, except where the failure to own or possess or have the ability to acquire any of the Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if such assertion were sustained, would reasonably be expected to have a Material Adverse Effect.

                    (xxxiv) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided, those currently payable without penalty or interest or those which the failure to pay would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth on
       Schedule 5(a)(xxxiv) and as disclosed in the Private Placement Memorandum, neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against the Company or any of its subsidiaries.

                     (xxxv) Neither the Company nor any of the Guarantors (A) is, or after giving effect to the issuance and sale of the Privately Placed Notes and the Warrants and the application of the proceeds thereof in the manner described in the Private Placement Memorandum will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (B) is a "holding company" or a "subsidiary company" or an "affiliate" or a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    (xxxvi) Other than pursuant to the Registration Rights Agreements, the Stockholders Agreement (as defined in the Private Placement Memorandum), and the Registration Rights Agreement, dated as of August 12, 1996, by and among the parties to the Stockholders Agreement, there are no holders of securities of the Company or any of the Guarantors who, by reason of the execution by the Company and each of the Guarantors of this Agreement or any other Operative Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any Guarantor register under the Act securities held by them.

                     (xxxvii) Each certificate signed by any officer of the Company or any of the Guarantors and delivered to the Purchaser or Exchanging Noteholders or counsel for the Purchaser or Exchanging Noteholders shall be deemed to be a representation and warranty by the Company or Guarantors to the Purchaser or Exchanging Noteholders as to the matters covered thereby.

                     (xxxviii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management's general or specific authorization.

                     (xxxix)   In accordance with customary industry practices,
       the Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                     (xl) Neither the Company nor any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or (B) except as permitted by Regulation M under the Exchange Act or pursuant to this Agreement, since the date of the Private Placement Memorandum (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

                     (xli) No registration under the Act of any Secured Notes or Warrants or Warrant Shares is required for the issuance or sale of the Privately Placed Notes and Warrants or Warrant Shares to the Purchaser or Exchanging Noteholders or the resale by the Purchaser or any such Exchanging Noteholder as contemplated hereby and in the Private Placement Memorandum, assuming (A) that the Purchaser and Exchanging Noteholders are either QIBs or Institutional Accredited Investors or Regulation S Purchasers and (B) the accuracy of the Purchaser's or Exchanging Noteholders' representations contained herein and their compliance with the agreements set forth herein. No form of general solicitation or general advertising was used by the Company or the Guarantors or any of their representatives in connection with the offer and sale of any of the Privately Placed Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Other than the Registered Notes to be issued in the Registered Exchange Offer and the Public Exchange Offer, no securities of the same class as the Secured Notes have been issued or will be sold by the Company or the Guarantors within a six-month period before or after the date hereof.

                     (xlii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the securities to be purchased by the Purchaser and Exchanging Noteholders will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
       Section 4975 of the Code. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Purchaser and Exchanging Noteholders as set forth in the Private Placement Memorandum under the Section entitled "Notice to Investors" and Section 5(c) herein.

                     (xliii) Except as set forth in Schedule 5(a)(xliii), subsequent to the respective dates as of which information is given in the Private Placement Memorandum and up to the Closing Date, except as set forth in the Private Placement Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole; nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole; nor has there occurred any Material Adverse Effect, or any development which may reasonably be expected to involve a Material Adverse Effect, in the properties, business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole; and there have not been any dividends or distributions of any kind declared, paid or made by the Company or any of its subsidiaries (other than on a pro rata basis to the Company) on any class of its capital stock.

                     (xliv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Privately Placed Notes and the Warrants, the application of the proceeds from the issuance and sale of the New Money Notes and the Warrants and the consummation of the transactions contemplated thereby as set forth in the Private Placement Memorandum, will violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                     (xlv) The accountants, PricewaterhouseCoopers, who have certified the financial statements and supporting Schedules for the three fiscal years ended December 31, 1998, included or to be included as part of the Private Placement Memorandum are independent accountants within the meaning of the Act and the rules and regulations promulgated thereunder. The consolidated historical statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, subject in the case of unaudited combined financial statements to normal year-end adjustments, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. Other financial and statistical information and data (including, without limitation, with respect to production) included in the Private Placement

       Memorandum, are fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                     (xlvi) Other than as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or the Purchaser or the Exchanging Noteholders, as applicable, for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Privately Placed Notes.

                     (xlvii) Any Privately Placed Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the "distribution compliance period" (as defined in Regulation S) and only upon certification of beneficial ownership of the Securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a Transfer Restricted Security (as defined in the Registration Rights Agreements).

                    (xlviii) None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Privately Placed Notes or the Warrants or the Warrant Shares, and the Company and its affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering, if any, of the Privately Placed Notes, Warrants and Warrant Shares outside the United States.

       The Company and the Guarantors acknowledge that the Purchaser and the Exchanging Noteholders and, for purposes of the opinions to be delivered to the Purchaser and the Exchanging Noteholders pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Purchaser and the Exchanging Noteholders will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

              (b) The Purchaser and each Exchanging Noteholder represents and warrants to the Company and the Guarantors and agrees that:

                     (i) Such Purchaser or Exchanging Noteholder, as the case may be, is a QIB or an Institutional Accredited Investor within the meaning of Regulation D under the Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Privately Placed Notes, Warrants and Warrant Shares.

                     (ii) Such Purchaser or Exchanging Noteholder, as the case may be, (A) is not acquiring the Privately Placed Notes or the Warrants and Warrant Shares with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will reoffer and resell the Privately Placed Notes and the Warrants and Warrant Shares only pursuant to an exemption from the registration requirements of the Act.

                     (iii) No form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act has been or will be used by such Purchaser or Exchanging Noteholder, as the case may be, or any of its representatives in connection with any offer to resell any of the Privately Placed Notes or the Warrants or Warrant Shares, including, but not limited to, articles, notices or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                     (iv) Such Purchaser or Exchanging Noteholder, as the case may be, agrees that, in connection with any resales of Privately Placed Notes, (A) it will offer to sell the Privately Placed Notes only to, and will solicit offers to buy the Privately Placed Notes only from (1) QIBs who in purchasing such Privately Placed Notes will be deemed to have represented and agreed that they are purchasing the Privately Placed Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, that they are aware that the sale to them is being made in reliance on Rule 144A, and that they are acquiring such Privately Placed Notes for investment and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Act) or fractionalization thereof or with any intention of reselling the Privately Placed Notes or any part thereof, subject to any requirement of law that the disposition of their property or the property of such investor account or accounts be at all times within their control and subject to their ability to resell such Privately Placed Notes pursuant to Rule 144, 144A, Regulation S or other exemption from registration available under the Act and (2) Regulation S Purchaser or Exchanging Noteholders, as the case may be, who in purchasing the Privately Placed Notes will be deemed to have represented and agreed that their purchase of Privately Placed Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act and (B) it will take reasonable steps to inform persons acquiring Privately Placed Notes from the Purchaser or Exchanging Noteholders, as the case may be, or their affiliates that such Privately Placed Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred prior to the second anniversary of the later of the original issuance of the Privately Placed Notes or the sale thereof by any affiliate (within the meaning of Rule 144 under the Act or any successor rule thereto, an "Affiliate") of the Company (computed in accordance with paragraph (d) of Rule 144 under the Act) or if they were at the date of such transfer or during the three months preceding such date of transfer an Affiliate of the Company, they would do so only in compliance with any applicable state securities or "Blue Sky" laws and only (I)(v) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (w) in a transaction meeting the requirements of Rule 144, (x) to a foreign person in a transaction meeting the requirements of Rules 903 and 904 under the Act, (y) to an Institutional Accredited Investor, or (z) in accordance with another exemption from the registration requirements of the Act, (II) to the Company, or (III) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                     (v) Such Purchaser or Exchanging Noteholder, agrees that, in connection with any resales of Warrants or Warrant Shares, (A) it will offer to sell the Warrants or Warrant Shares only to, and will solicit offers to buy the Warrants or Warrant Shares only from (1) QIBs who in purchasing such Warrants or Warrant Shares will be deemed to have represented and agreed that they are purchasing the Warrants or Warrant Shares for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, that they are aware that the sale to them is being made in reliance on Rule 144A, and that they are acquiring such Warrants or Warrant Shares for investment and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Act) or fractionalization thereof or with any intention of reselling the Warrants or Warrant Shares or any part thereof, subject to any requirement of law that the disposition of their property or the property of such investor account or accounts be at all times within their control and subject to their ability to resell such Warrants or Warrant Shares pursuant to Rule 144, 144A, Regulation S or other exemption from registration available under the Act and (2) Regulation S Purchasers, who in purchasing the Warrants or Warrant Shares will be deemed to have represented and agreed that their purchase of Warrants or Warrant Shares pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act and (B) it will take reasonable steps to inform persons acquiring Warrants or Warrant Shares from it or its affiliates that such Warrants or Warrant Shares will not have been registered under the Act and may be resold, pledged or otherwise transferred prior to the second anniversary of the later of the original issuance of the Warrants or Warrant Shares or the sale thereof by any affiliate (within the meaning of Rule 144 under the Act or any successor rule thereto, an "Affiliate") of the Company (computed in accordance with paragraph (d) of Rule 144 under the Act) or if they were at the date of such transfer or during the three months preceding such date of transfer an Affiliate of the Company, they would do so only in compliance with any applicable state securities or "Blue Sky" laws and only (I)(v) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A,
       (w) in a transaction meeting the requirements of Rule 144, (x) to a foreign person in a transaction meeting the requirements of Rules 903 and 904 under the Act, (y) to an Institutional Accredited Investor, or (z) in accordance with another exemption from the registration requirements of the Act, (II) to the Company, or (III) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                     (vi) Such Purchaser or Exchanging Noteholder, as the case may be, agrees that, if it has offered for sale the Privately Placed Notes or the Warrants or Warrant Shares, it has offered the Privately Placed Notes or the Warrants or Warrant Shares and will offer and sell the Privately Placed Notes or the Warrants or Warrant

       Shares (i) as part of their distribution at any time and (ii) (A) in the case of the Privately Placed Notes, otherwise until 40 days after the later of the commencement of the offering of the Privately Placed Notes and the Closing Date, and (B) in the case of the Warrants or Warrant Shares until the expiration of the one year distribution compliance period set forth in Regulation S, only in accordance with Rule 144A, Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Purchaser or Exchanging Noteholder, as the case may be, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Privately Placed Notes or the Warrants or Warrant Shares, and such Purchaser or Exchanging Noteholder, as the case may be, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

                     (vii) Such Purchaser or Exchanging Noteholder, as the case may be, agrees that any Privately Placed Notes or Warrants or Warrant Shares offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the applicable distribution compliance period set forth in Regulation S and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a Transfer Restricted Security (as defined in the Registration Rights Agreements).

       Such Purchaser or Exchanging Noteholder, as the case may be, further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Privately Placed Notes, the Warrants or the Warrant Shares, except with its affiliates or with the prior written consent of the Company.

                     (viii) Such Purchaser or Exchanging Noteholder, as the case may be, has not taken and will not take, directly or indirectly, any action prohibited by Regulation M of the Exchange Act in connection with the sale of the Privately Placed Notes or the Warrants or Warrant Shares, to the extent applicable.

       (c) Each Purchaser or Exchanging Noteholder, as the case may be, represents that at least one of the following is accurate as to each source of funds it will use to purchase the Notes:

                     (i) it is not acquiring the Notes with the assets of any employee benefit plan that is subject to Title I of ERISA or any "plan" that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any such employee benefit plan and plan being referred to herein as a "Benefit Plan");

                     (ii) the source of funds being used to acquire the Notes is either (A) an insurance company pooled separate account, within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 90-1, or (B) a bank collective investment fund, within the meaning of PTCE 91-38 and no benefit plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account of collective investment fund;

                     (iii) the Purchaser or Exchanging Noteholder is an insurance company and the source of funds being used by such entity to acquire the Securities is an "insurance company general account," as such term is defined in PTCE 95-60 (issued July 12, 1995), and the conditions for application of PTCE 95-60 have been met (the Company acknowledges that each Purchaser may be relying in part on the Company's representation in Section 5(a)(xlii) in making this representation;

                     (iv) the source of funds being used by such Purchaser or Exchanging Noteholder to acquire the Notes constitute plan assets that are included in an "investment fund" (within the meaning of Part V of PTCE 84-14 (the "QPAM Exemption") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), which assets when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, do not exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and the identity of the QPAM and the names of all Benefit Plans whose assets are included in such investment fund have been disclosed to the Company; or

                     (v) the source of funds being used by the Purchaser or Exchanging Noteholder to acquire the Notes constitutes plan assets that are subject to an individual prohibited transaction exemption issued by the Department of Labor.

              (d) Each Exchanging Noteholder, by executing this Agreement, hereby (i) consents to the amendments to the Old Indenture that are set forth in the Supplemental Indenture, and (ii) waives any claim for accrued and unpaid interest on the Old Notes it is exchanging for Privately Placed Notes and Warrants, and agrees that issuance and delivery of such Privately Placed Notes and Warrants in accordance with the terms of this Agreement shall constitute payment in full of such interest.

       Terms used in this Section 5 that have the meanings assigned to them in Regulation S are used herein as so defined.

       Each Purchaser and Exchanging Noteholder also understands that the Company, the Guarantors and, for purposes of the opinions to be delivered to you pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Purchasers and Exchanging Noteholders will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

       6. Conditions of Purchasers' and Exchanging Noteholders' Obligations. The several obligations of the Purchasers and Exchanging Noteholders under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

              (b) Copies of the Private Placement Memorandum shall have been distributed to the Purchasers and Exchanging Noteholders as promptly as practicable, on the date of this Agreement or at such later date and time as to which each Purchaser and Exchanging Noteholder may agree, and no stop order suspending the qualification or exemption from qualification of any of the Secured Notes, the Warrants or the Warrant Shares in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

              (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Secured Notes, the Warrants or the Warrant Shares; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of either of the Company or any Guarantor, threatened against, the Company or any Guarantor or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Secured Notes, the Warrants or the Warrant Shares, or would have a Material Adverse Effect, or in any manner question the validity of this Agreement, the Secured Note Indenture, the Security Documents, the Securities, the Registration Rights Agreements or the other Operative Documents; and no stop order preventing the use of the Private Placement Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

              (d) Since the dates as of which information is given in the Private Placement Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Private Placement Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock (other than on a pro rata basis to the Company), and (iii) other than liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Private Placement Memorandum which, individually and in the aggregate would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Private Placement Memorandum. Since the date hereof and since the dates as of which information is given in the Private Placement Memorandum, there shall not have been any Material Adverse Effect.

              (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company and each of the Guarantors confirming, as of the Closing Date, the matters set forth in paragraphs (a),
(b), (c) and (d) of this Section 6.

              (f) You shall have received on the Closing Date the opinion (satisfactory in form and substance to you and your counsel), dated the Closing Date, of either Klett Lieber Rooney & Schorling, a Professional Corporation, counsel for the Company and the Guarantors, or Wilmer, Cutler & Pickering, special counsel to the Company and the Guarantors, subject to the customary exclusions, to the effect of each of the following:

                     (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Private Placement Memorandum.

                     (ii) Each of the Guarantors listed on Schedule I hereto which is identified thereon as incorporated in the State of Delaware (the "Delaware Guarantors") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and each such Guarantor has full corporate power and authority to conduct its business as described in the Private Placement Memorandum.

                     (iii) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered this Agreement; and each of the Guarantors listed on Schedule I hereto which is identified thereon as incorporated in a state other than the State of Delaware (the "Non-Delaware Guarantors") has duly executed and delivered this Agreement.

                     (iv) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered the Secured Note Indenture and each of the Non-Delaware Guarantors has duly executed and delivered the Secured Note Indenture. Assuming that the Secured Note Indenture is the valid and legal binding obligation of the Secured Note Trustee and that the Non-Delaware Guarantors have duly authorized the Secured Note Indenture, the Secured Note Indenture constitutes a valid and legally binding obligation of the Company and the Guarantors enforceable against each such person in accordance with its terms.

                     (v) The Secured Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Secured Note Trustee and upon payment and delivery in accordance with this Agreement, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Secured
       Note Indenture and the security provided by the Security Documents.

                     (vi) The Guarantees to be endorsed on the Secured Notes have been duly authorized by each Delaware Guarantor and, assuming the due authorization of the Guarantees by the Non-Delaware Guarantors and the due authentication of the Secured Notes by the Secured Note Trustee and upon payment and delivery in accordance with this Agreement of the Secured Notes, will constitute a valid and legally binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms.

                     (vii) The Company and each of the Delaware Guarantors has duly authorized, executed and delivered the Security Documents to which it is a party and each of the Non-Delaware Guarantors has duly executed and delivered the Security Documents to which it is a party. Assuming that the Security Documents are the valid and legal binding obligations of the Secured Note Trustee and that each of the Non-Delaware Guarantors has duly authorized the Security Documents to which it is a party, the Security Documents constitute a valid and legally binding obligation of the Company and the Guarantors enforceable against each such person in accordance with its terms.

                     (viii) No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America, the State of Delaware or the State of New York is required on the part of the Company or Guarantors for the execution, delivery or performance by any Guarantor of any of this agreement, the Secured Note Indenture, the Secured Notes or the Security Documents, except for those that have been obtained or effected and that are in full force and effect and in respect of which all applicable waiting periods have expired.

                     (ix) The Company has an authorized capitalization as set forth in the Private Placement Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; the Warrant Shares have been duly authorized by the Company and validly reserved for issuance upon exercise of Warrants, and, when issued upon such exercise in accordance with terms of the Warrants, will be validly issued, fully paid and non-assessable; and to the best of such counsel's knowledge, the issuance of the Warrants is not and the issuance of the Warrant Shares will not be subject to the preemptive rights of any Stockholder of the Company, except those which are set forth in the Stockholders Agreement and which have been duly and validly waived pursuant to the Stockholders Agreement; and the Warrants and the Warrant Shares conform to the description thereof contained in the Private Placement Memorandum.

                     (x) All of the outstanding shares of capital stock evidencing equity ownership of the Delaware Guarantors (the "Stock") are owned of record by the entities named in such opinion.

                     (xi) To the knowledge of such counsel, none of the Stock was issued in violation of any preemptive or similar rights.

                     (xii) To the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any Delaware Guarantor except that the holders of shares of a class of common stock of the Company have the right to convert such shares into another class of common stock of the Company, as provided in the Restated Certificate of Incorporation of the Company.

                     (xiii) Upon registration of the pledge of the Pledged Securities (as defined in the Pledge Agreements) of the Subsidiaries and filing of financing statements in the appropriate filing offices pursuant to Articles 8 and 9 of the Uniform Commercial Code (the "UCC"), the Collateral Agent, for the benefit of the holders of the Secured Notes, will have a perfected security interest in the Pledged Securities of the Subsidiaries.

                     (xiv) Under the UCC, the Secured Note Indenture and the Security Documents will create a valid security interest in the right, title and interest in, to and under any Collateral (as defined in the Indenture and the Security Documents) of the Company and the Guarantors as to which creation of a security interest is governed by the UCC, in favor of the Secured Note Trustee, for the benefit of holders of the Secured Notes, including any Optional Secured Notes that may be issued in the future.

                     (xv) The Registration Rights Agreements have been duly authorized by the Company and each of the Delaware Guarantors that are parties thereto. Assuming the due authorization of the Registration Rights Agreements by the Non-Delaware Guarantors, when the Registration Rights Agreements are duly executed and delivered by each such person, they will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against each such person that is a party thereto in accordance with their terms.

                     (xvi) No registration under the Act of any of the Secured Notes, the Amended Old Notes, the Warrants or the Warrant Shares is required for (A) the consummation of the Private Exchange, (B) the completion of the Old Note Indenture Modifications and (C) the issuance or sale of the Privately Placed Notes by the Company to the Purchasers and the Exchanging Noteholders or the sale of the Privately Placed Notes and the Warrants or Warrant Shares by the Purchasers and the Exchanging Noteholders solely in the manner contemplated by this Agreement, the Secured Note Indenture and the Private Placement Memorandum and the Secured Note Indenture and the Amended Old Note Indenture each meet the requirements of the Trust Indenture Act for a trust indenture eligible for qualification thereunder.

                     (xvii) The issue and sale of the Secured Notes by the Company and the compliance by the Company and the Delaware Guarantors with all of the provisions of this Agreement, the Secured Note Indenture, the Security Documents, the Registration Rights Agreements, the Guarantees and the Secured Notes, will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on an annexed Schedule furnished to such counsel by the Company and which the Company has represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action violate the Restated Certificate of Incorporation or By-laws of the Company or any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body that has jurisdiction over the Company or any of the Delaware Guarantors or any of their respective properties.

                     (xviii) The statements made in the Private Placement Memorandum under the captions "Description of the Company's Indebtedness," "Comparison of Indentures," "Description of New Secured Notes," "Description of Amendments to Old Indenture", "Description of Capital Stock" and "Description of Warrants" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects, subject to such qualifications as may be set forth in such summaries.

                     (xix) Each of the Company and the Delaware Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Secured Note Indenture, the Security Documents, the Registration Rights Agreements, the Warrant Agreement, the Secured Notes and the Guarantees to which it is a party, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Secured Notes and the Warrants and Warrant Shares as provided herein and in the Private Exchange.

                     (xx) Neither the Company nor any Guarantor is or, after giving effect to the issuance and sale of the Securities as described in the Private Placement Memorandum will be, an "investment company," or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       Such counsel shall also state that (A) their opinions in paragraphs (iv),
(v), (vi) and (vii) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (B) their opinion in paragraph (vii) is further subject to the qualification that the enforceability of the Company's obligations under the Registration Rights Agreements may be limited by considerations of public policy. Such counsel shall not express any opinion as to the validity, legally binding effect or enforceability of (A) any provision of the Registration Rights Agreements or any related provisions of the Secured Note Indenture or the Amended Old Note Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture and (B) of the waiver of rights and defenses provision contained in Section 4.6 of the Secured Note Indenture and the Amended Old Note Indenture or the specific performance provisions contained in the Registration Rights Agreements.

       In addition, such counsel shall state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Private Placement Memorandum and takes no responsibility therefor, except as and to the extent set forth in paragraph (xviii) above. In the course of the preparation by the Company of the Private Placement Memorandum, such counsel participated in conferences with certain officers and employees of the Company and with counsel to the Company. Based upon such counsel's examination of the Private Placement Memorandum, such counsel's investigations made in connection with the preparation of the Private Placement Memorandum and such counsel's participation in the conferences referred to above, such counsel has no reason to believe that the Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the statements made in the Private Placement Memorandum under the caption entitled "Risk Factors- Risks Related to the Company--Government regulations increase our costs of doing business and may discourage our customers from buying our coal" and
(ii) the financial statements or other financial or statistical data contained in the Private Placement Memorandum.

       In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to you.

       The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

              (g) You shall have received on the Closing Date an opinion (satisfactory in form and substance to you and your counsel), dated the Closing Date, of Spilman Thomas & Battle, PLLC, subject to the customary exclusions and to such exceptions, assumptions, conditions, qualifications and other exclusions as are appropriate under the circumstances, to the effect that:

                     (i) Each of the Non-Delaware Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to conduct its business as described in the Private Placement Memorandum.

                     (ii) The issued and outstanding shares of capital stock or other securities evidencing equity ownership of each Non-Delaware Guarantor consist of the type and number of shares described in a schedule attached to such opinion. All of the issued and outstanding capital stock or other securities evidencing equity ownership of the Non-Delaware Guarantors are owned of record by Anker Coal Group, Inc. or one of its wholly owned, direct or indirect, subsidiaries. To the extent of such counsel's knowledge, the ownership of such capital stock or other securities evidencing such equity ownership is free and clear of any security interest, adverse claim of ownership, lien or limitation on disposition or voting rights, except (A) as otherwise disclosed in a Schedule attached to such opinion and (B) for such liens and encumbrances as are contemplated by the Security Documents. All of such securities have been duly authorized, validly issued, and, to the extent of such counsel's knowledge, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. To the extent of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interests of any Non-Delaware Guarantor.

                     (iii) All necessary corporate action has been taken to duly authorize each of the Non-Delaware Guarantors to enter into and perform its obligations under this Agreement, the Secured Note Indenture, the Security Documents, the Registration Rights Agreements and the other Operative Documents to which it is a party.

                     (iv) Each of the Non-Delaware Guarantors has duly executed and delivered the Mortgages and the Financing Statements to which it is a party.

                     (v) No authorization, approval, or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the State of West Virginia is required on the part of the Company or any Guarantor for the execution, delivery or performance by the Company or any Guarantor of the Secured Note Indenture, the Security Documents, Financing Statements or the Secured Notes or the other Operative Documents to which it is a party, except for (A) those that have been obtained or effected and are in full force and effect and in respect of which all applicable waiting periods have expired, and (B) the filings as contemplated by a Schedule to such opinion.

                     (vi) A court of the State of West Virginia or a Federal District Court sitting in the State of West Virginia would give effect to the choice of laws agreement by the parties agreeing that the law of the State of New York is to govern the Secured Note Indenture, the Security Documents, and the other Operative Documents; provided, however, said choice of law agreement will be ineffective as to (A) the perfection provisions of Article 9 of the West Virginia Uniform Commercial Code (the "WV Code"), which Article specifies the applicable law, and (B) as to matters relating to West Virginia real property, including but not limited to, recordation of and pursuit of remedies under and/or related to the Mortgages.

                     (vii) The Mortgages grant to the trustees named therein for the benefit of the Secured Note Trustee, the Collateral Agent and holders of the Secured Notes (including any Optional Secured Notes that may be issued in the future) and constitute a valid and enforceable mortgage lien against the real estate (including mineral interests) described therein to the full extent of the interest of grantor, and, upon due recordation thereof as described in paragraph (ix) below and subject to the limitations and qualifications set forth in such opinion, will be enforceable as mortgage liens against the real estate (including mineral interests) described therein in accordance with their terms. The Mortgages grant to the Secured Note Trustee for the benefit of the holders of the Secured Notes (including any Optional Secured Notes that may be issued in the future) and constitute a valid and enforceable security interest under the WV Code in the property in the State of West Virginia described in said Mortgages in which a security interest may be granted under

       Article 9 of the WV Code, including, but not limited to, fixtures, to the full extent of the interest of the grantor, and, upon such recordation and subject to the limitations and qualifications set forth in such opinion, will be enforceable as liens against such property described therein in accordance with their terms.

                     (viii) The Financing Statements are in appropriate form to constitute financing statements under the WV Code. The Mortgages are in appropriate form to constitute fixture filings under the WV Code.

                     (ix) The Mortgages will be recorded by such counsel in the Offices of the Clerks of the County Commissions of the various counties noted in an attached Schedule to such opinion, and the various mortgage interests granted thereby in real property, subject to the limitations and qualifications set forth therein, will by reason of such recordings be validly perfected and made enforceable against the interest in real property granted thereby by the grantor, and said mortgage interests (excluding therefrom said mortgage interests in respect of any Optional Secured Notes that may be issued in the future to which we have not been asked to opine at this time), shall not be subject to any liens of record that are prior thereto, except for (A) the liens reported on a Schedule to such opinion, (B) the matters reported to you in the record search reports attached as a Schedule to such opinion (C) those additional items identified by such counsel in its searches (just prior to recording the Mortgages and for the period beginning on May 1, 1999, to the date and time of said recordings) and to be listed in a letter by such counsel after such recordings are made, (D) ad valorem taxes and mechanics' liens as noted in a Schedule attached to such opinion, and (E) as to non-obligatory future advances, those additional items duly recorded and perfected after recordation of the Mortgages, notice of which has been given to the Collateral Agent or Trustee prior to such advances.

                     (x) Insofar as perfection can be accomplished by the filing of financing statements and fixture filings under the WV Code, all such action has been taken as will be necessary in West Virginia to perfect the security interests granted to the Collateral Agent for the benefit of holders of the Secured Notes (including any Optional Secured Notes that may be issued in the future) in the personal properties identified in the Financing Statements and in the extracted minerals and fixtures identified in the Mortgages to the full extent of the interests of the grantor of such interests, to create priority in the Collateral Agent for the benefit of the holders of Secured Notes, as secured party as to said personalty, extracted minerals and fixtures, over all other security interests which are perfected by the filing of financing statements, other than the lien of the Senior Secured Indebtedness, Permitted Liens and with such other exceptions as may be noted therein. The filing of the Financing Statements as noted above constitutes all such action as will be necessary in West Virginia to perfect a security interest in the Inventory and Equipment described therein which is situated in West Virginia.

                     (xi) In the event that the Secured Note Indenture and the Security Documents executed by the Company and the Guarantors were governed by West Virginia law (notwithstanding the agreement by the parties thereto as to the application of New York law), then one of said documents, specifically, the General Security Agreement, grants to the Collateral Agent for the benefit of the holders of the Secured Notes (including any

       Optional Secured Notes that may be issued in the future) a valid and enforceable security interest under the WV Code in the property in the State of West Virginia described in said document in which a security interest may be granted under Article 9 of the WV Code (and as limited by Sections 9-306 and 9-307 of the WV Code) to the full extent of the interests of the grantors.

                     (xii) (A) Under the law of the State of West Virginia, a foreign corporation is not required, solely as a lender making loans or extending credit secured by real and personal property in the State of West Virginia, to procure a certificate of authority to transact business or otherwise qualify to do business in the State of West Virginia. As such, neither the Secured Note Trustee, the Collateral Agent nor any Holder of Secured Notes shall, solely by reason of the making of the loans under the Security Documents and the execution and delivery by the Guarantors of the Mortgages listed in a Schedule attached to such opinion and the Financing Statements listed or described in Schedules attached to such opinion (and/or the filing or recording of the same), be required
       (1) to qualify to do business in the State of West Virginia or to comply with the requirements of any foreign registration or qualification statute of the State of West Virginia, (2) be subject to taxation by the State of West Virginia or any political subdivision of said State except as noted on a schedule attached to such opinion, or (3) be required to make any filing with any court or other judicial or administrative body of the State of West Virginia preceding enforcement in order to avail itself of any of the remedies provided by the Mortgage. (B) No recording, filing, privilege, documentary stamp or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Mortgages or the Financing Statements except for the payment of filing fees to be paid to (i) the Clerks of the County Commissions of the various counties where the Mortgages and Financing Statements are to be recorded, and (ii) the office of the West Virginia Secretary of State.

                     (xiii) The execution, delivery and performance of the Operative Documents to which each Non-Delaware Guarantor is a party (A) does not violate its respective charter or bylaws, (B) to the extent of such counsel's knowledge, does not constitute a default in the performance of any bond, debenture, note, other evidence of indebtedness, indenture, mortgage, deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject, (C) does not violate any applicable law, statute, rule, regulation, or, to the extent of such counsel's knowledge, any judgment or court decree, applicable to any of the Non-Delaware Guarantors or (D) (except for the lien created pursuant to any of the Security Documents) result in the creation or imposition of any Lien upon any property of any Non-Delaware Guarantor; except for, in the case of (B) and (C), any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     (xiv) To the extent of such counsel's knowledge, except as disclosed on an annexed Schedule, there are no actions, suits or proceedings, including arbitration proceedings pending against or affecting any of the Company or Non-Delaware Guarantors before any West Virginia court or Federal District Court sitting in West Virginia or any West Virginia governmental department or agency, or threatened against any of them, which, if adversely determined against them, would have a Material Adverse Effect. Additionally, to the extent of such counsel's knowledge and except as disclosed in a

       Schedule to such opinion, there are no actions, suits or proceedings, including arbitration proceedings, pending against any of Company or the Non-Delaware Guarantors, or any of their respective property in any other jurisdiction, or threatened against any of them, which, if adversely determined against them, would have a Material Adverse Effect.

                     (xv) The statements in the Private Placement Memorandum under the caption "Risk Factors--Risks Related to the Company--Government regulations could increase our costs of doing business and may discourage our customers from buying our coal," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly and accurately summarize in all material respects the information set forth therein with respect to such legal matters, documents or proceedings.

       In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of West Virginia and Virginia, and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and any of the Non-Delaware Guarantors and public officials which are furnished to the Purchasers and Exchanging Noteholders.

       The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

              (h)    Intentionally omitted.

              (i)    Intentionally omitted.

              (j) The Purchaser and Exchanging Noteholders and Coudert Brothers shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

              (k) Prior to the Closing Date, the Company and the Guarantors shall have furnished to you such further information, certificates and documents as you may reasonably request.

              (l) The Company, the Guarantors and the Secured Note Trustee shall have entered into the Secured Note Indenture and you shall have received counterparts, conformed as executed, thereof.

              (m) The Company and the Guarantors shall have entered into the Security Documents and you shall have received counterparts, conformed as executed, thereof.

              (n) The Company and the Guarantors shall have entered into the Registration Rights Agreements, the Warrant Agreement and the Investor Agreement, as applicable, and you shall have received executed counterparts thereof.

              (o) No Default or Event of Default shall be continuing under the Old Note Indenture or the Senior Secured Indebtedness.

              (p) The Company shall have obtained any necessary consents to the transactions contemplated by this Agreement, including the consent of the holders of the Senior Secured Indebtedness and the parties to the Stockholder Agreement.

              (q) The Company and the Guarantors shall have made all filings and taken all steps necessary to perfect the Lien of the Security Documents.

              (r) You shall have received a certificate, dated the Closing Date, signed by the principal financial or accounting officer of the Company and each of the Guarantors as to the solvency of the Company and each such Guarantor after giving effect to the transactions contemplated herein.

       In the event that the Company exercises its option provided in Section 2(b) hereof to sell to RRF all or any portion of the Optional Secured Notes and provided that the representations and warranties of RRF set forth in Section 5(c) shall be true and correct as of the Optional Secured Notes Closing Date, it shall be conditions to the obligation of RRF to purchase Optional Secured Notes on the Optional Secured Notes Closing Date that the representations and warranties of the Company contained herein (other than in Section 5(a)(i), (iv), (xiv), (xx), (xxxv) and (xliv) and except that any schedules set forth in any representation may be updated with any information that would not constitute a material adverse change), and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Optional Secured Notes Closing Date, RRF shall have received updated certificates, opinions of counsel and other documentation satisfactory to RRF substantially similar to those delivered on the Closing Date pursuant to clauses (e), (f) (other than with respect to the statements made in, or omissions from, the Private Placement Memorandum, (g) (other than clause xv thereof), (j), and (k) of this Section 6, modified as appropriate to refer to the Optional Secured Notes, the conditions set forth in clauses (l), (m), (n), (o), (p), (q) and (r) shall have been met on the Optional Secured Notes Closing Date, the Company shall amend the Mortgages to secure the entire principal amount of the Optional Secured Notes and all interest thereon in addition to the Notes previously secured and make all filings, recordings and actions necessary or desirable to make such security effective, RRF shall receive an opinion of counsel to the Company and the Guarantors to the effect that the Optional Secured Notes are entitled to the benefits of the Security Documents to the same extent and with the same priority as all Outstanding Secured Notes of the same series subject to no intervening Liens that secure liabilities of the Company or any Guarantor or other material intervening Liens and the Closing shall have occurred pursuant to Section 2(a) of this Agreement. It shall be a further condition to the obligation of RRF to purchase Optional Secured Notes on the Optional Secured Notes Closing Date that RRF shall have received a certificate, dated the Optional Secured Notes Closing Date, signed by (A) the President or any Vice President and (B) a principal financial or accounting officer of the Company and each of the Guarantors confirming, as of the Optional Notes Closing Date, that (I) the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder on the Closing Date and the Optional Secured Notes Closing Date (except as provided above) were true and correct on the Closing Date and the Optional Secured Notes Closing Date (except as provided above), and (II) since the Closing

Date, there has been no material adverse change in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, and no Default or Event of Default shall have occurred and be continuing under the Secured Note Indenture or the Foothill Loan Agreement or any successor Credit Facility. Any Optional Secured Notes sold on the Optional Secured Notes Closing Date shall be registered under the Securities Act for resale by RRF on a Shelf Registration Statement pursuant to Rule 415 under the Securities Act as provided in Section 4(c) of the Registration Rights Agreement.

       All opinions, certificates, letters and other documents required by this
Section 6 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company and the Guarantors will furnish the Purchasers and Exchanging Noteholders with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

       7. Conditions of the Company's and the Guarantors' Obligations. The several obligations of the Company and the Guarantors under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) Exchange and delivery of at least 90% of the outstanding aggregate principal amount of the Old Notes, without withdrawal, prior to the Closing Date and the consent by the holders of such Old Notes to the Old Note Indenture Modifications.

              (b) The waiver of accrued interest on the Old Notes exchanged for Privately Placed Notes.

              (c) There is no law, statute, rule or regulation or applicable interpretation of the staff of the SEC issued or promulgated which, in the good faith determination of the Company, does not permit the Company to complete the Private Exchange.

              (d) There is no action or proceeding instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree issued with respect to the Private Exchange which, in the sole judgment of the Company, would prohibit the Company from proceeding with or consummating the Private Exchange.

              (e) There is no failure for any reason to consummate the Private Placement and the transactions contemplated by the JJF Purchase Agreement.

              (f) Execution and delivery of the Intercreditor Agreement (as defined in the Indenture) by the parties thereto simultaneously with or prior to the execution and delivery of this Agreement by the parties hereto.

       8. Several Liability. The obligations of the Purchaser and Exchanging Noteholders hereunder shall be several and not joint.

       9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof by all parties.

       This Agreement may be terminated at any time on or prior to the Closing Date by the Purchaser or by a majority in interest of the Exchanging Noteholders by written notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Private Placement Memorandum, any Material Adverse Effect which, in your judgment, materially impairs the investment quality of any of the Secured Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency the effect of which on financial markets is such as to make it, in your judgment, impractical or inadvisable to proceed with the transactions contemplated by the Private Placement Memorandum, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or market, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the judgment of Rothschild Recovery Fund or of a majority in interest of the Purchasers and Exchanging Noteholders has a material adverse effect on the financial markets in the United States, or (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the judgment of Rothschild Recovery Fund or of a majority in interest of the Purchasers and Exchanging Noteholders would have a Material Adverse Effect.

       The agreements, representations and warranties of the Company and the Guarantors, their respective officers and directors and of each Purchaser and Exchanging Noteholder set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Secured Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or any Exchanging Noteholder or by or on behalf of the Company and the Guarantors, the officers or directors of the Company or the Guarantors or controlling person of the Company or the Guarantors, (ii) acceptance of the Privately Placed Notes and payment for them hereunder and (iii) termination of this Agreement.

       If this Agreement shall be terminated by the Purchasers or Exchanging Noteholders pursuant to clause (i) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse the Purchaser and each Exchanging Noteholder for all reasonable out-of-pocket expenses incurred by such Purchaser or Exchanging Noteholder. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

       Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Purchaser and each Exchanging Noteholder, any indemnified party referred to in
Section 6 hereof and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Secured Notes from any Purchaser or Exchanging Noteholder merely because of such purchase.

       10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or any Guarantor, 2708 Cranberry Square, Morgantown, West Virginia 26505, Attention: P. Bruce Sparks, with a copy to Klett, Lieber, Rooney & Schorling, One Oxford Center, 40th Floor, Pittsburgh, Pennsylvania 15219-6498, Attention: Craig S. Heryford, and (b) (i) if to the Purchaser, at its address set forth in Schedule II, (ii) if to the Exchanging Noteholders, to each Exchanging Noteholder at its address set forth in Schedule III, in each case with a copy to Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036, Attention: Ted Farris, or in any case to such other address as the person to be notified may have requested in writing.

       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

       Please confirm that the foregoing correctly sets forth the Agreement among the Company, the Guarantors, each Purchaser and each Exchanging Noteholder.

                             Very truly yours,

                             ANKER COAL GROUP, INC.


                             By: /s/ P. Bruce Sparks
                                 -------------------------------
                                 Name: P. Bruce Sparks
                                 Title: President


                             EACH OTHER ENTITY LISTED ON
                             SCHEDULE I HERETO


                             By: /s/ B. Judd Hartman
                                 -------------------------------
                                Name:  B. Judd Hartman
                                Title:  Secretary


Accepted and agreed to as of
the date first above written:

ROTHSCHILD RECOVERY FUND L.P.
By Rothschild Recovery Associates, L.L.C., General Partner


By: /s/ Wilbur Ross, Jr.
    -------------------------------
        Name:  Wilbur Ross, Jr.
        Title: Managing Member

AIG SPECIAL SITUATIONS HOLDING FUND LTD.


By: /s/ Andrew W. Gitlin
    -------------------------------
        Name:  Andrew W. Gitlin
        Title: Director

            Intrepid Management Company LLC
                 as Investment Manager


            By:  /s/ Victor Consoli
               -------------------------------
            Name:  Victor Consoli
            Title: Portfolio Manager


Pilgrim High Yield Fund
-------------------------------


By:  /s/ Kevin Mathews
    -------------------------------
        Name:  Kevin Mathews
        Title: Senior Vice President/ Portfolio Manager

PROSPECT STREET HIGH INCOME PORTFOLIO


By:  /s/ John Frabotta
    -------------------------------
        Name:  John Frabotta
        Title: Portfolio Manager

Putnam Investment Management, Inc.,
Putnam Fiduciary Trust Company, and
The Putnam Advisory Company, Inc.
on behalf of their clients listed on Attachment A

By: /s/ John R. Verani
    -------------------------------
        Name:  John R. Verani
        Title: Senior Vice President


DREYFUS HIGH YIELD STRATEGIES FUND
By:  The Dreyfus Corporation, as Investment Manager


By: /s/ Stephanie Pierce
    -------------------------------
    Name:   Stephanie Pierce
    Title:  Vice President

                                   SCHEDULE I


         Company                                        State of Incorporation
         -------                                        ----------------------
    Anker Group, Inc.                                         Delaware
    Anker Energy Corporation                                  Delaware
    Bronco Mining Company, Inc.                               West Virginia
    Anker Power Services, Inc.                                West Virginia
    Anker West Virginia Mining Company, Inc.                  West Virginia
    Juliana Mining Company, Inc.                              West Virginia
    King Knob Coal Co., Inc.                                  West Virginia
    Vantrans, Inc.                                            Delaware
    Melrose Coal Company, Inc.                                West Virginia
    Marine Coal Sales Company                                 Delaware
    Hawthorne Coal Company, Inc.                              West Virginia
    Upshur Property, Inc.                                     Delaware
    Heather Glen Resources, Inc.                              West Virginia
    New Allegheny Land Holding Company, Inc.                  West Virginia
    Patriot Mining Company, Inc.                              West Virginia
    Vindex Energy Corporation                                 West Virginia
    Anker Virginia Mining Company, Inc.                       Virginia
    Simba Group, Inc.                                         Delaware

                                   SCHEDULE II




                     PURCHASER              NUMBER OF             PRINCIPAL                     MAXIMUM PRINCIPAL
                                             WARRANTS           AMOUNT OF NEW                   AMOUNT OF OPTIONAL
                                             RECEIVED            MONEY NOTES                    SECURED NOTES TO BE
                                                               BEING PURCHASED                     PURCHASED


Rothschild Recovery Fund
c/o Rothschild, Inc.
1251 Avenue of the Americas
New York, NY 10020                           1,016              $13,199,000                             *
Telephone: (212) 403-3500
Fax: (212) 403-3578








-------------------

*The Maximum Optional Notes Amount.

                                  SCHEDULE III


                                                PRINCIPAL AMOUNT OF           NUMBER OF              PRINCIPAL AMOUNT
         EXCHANGING NOTEHOLDER                     SECURED NOTES               WARRANTS                OF OLD NOTES
                                                    RECEIVED                   RECEIVED               SURRENDERED IN
                                                                                                         EXCHANGE

Rothschild Recovery Fund, L.P.                      $32,748,000                    766                $40,935,000
c/o Rothschild, Inc.
1251 Avenue of the Americas
New York, NY 10020

AIG Special Situations Holding                         $800,000                    19                 $1,000,000
     Fund Ltd.
c/o Intrepid Management Company LLC
1281 East Main Street
Stamford, CT 06902

Pilgrim High Yield Fund                              $4,000,000                    94                 $5,000,000
ML CLO XV Pilgrim America                              $800,000                    19                 $1,000,000
ML CBO XX Pilgrim America                            $1,600,000                    37                 $2,000,000
40 North Central Avenue, Suite
     1200
Phoenix, AZ 85004

Prospect Street High Income                          $5,600,000                    131                $7,000,000
     Portfolio Inc.
60 State Street, Suite 3750
Boston, MA 02109

The George Putnam Fund of                              $120,000                     3                 $150,000
     Boston
Putnam Income Fund                                     $160,000                     4                 $200,000
Putnam Equity Income Fund                                $8,000                     1                 $10,000
Putnam Balanced Retirement                              $24,000                     1                 $30,000
     Fund
Putnam High Yield Advantage                         $10,944,000                    256                $13,680,000
     Fund
Putnam High Income Convertible                          $64,000                     1                 $80,000
     and Bond Fund
Putnam Variable Trust - Putnam                       $2,416,000                    57                 $3,020,000
     VT High Yield Fund
Putnam Variable Trust - Putnam                          $32,000                     1                 $40,000
     VT Global Asset Allocation
     Fund
Putnam Master Income Trust                             $280,000                     7                 $350,000

                                                PRINCIPAL AMOUNT OF           NUMBER OF              PRINCIPAL AMOUNT
         EXCHANGING NOTEHOLDER                     SECURED NOTES               WARRANTS                OF OLD NOTES
                                                    RECEIVED                   RECEIVED               SURRENDERED IN
                                                                                                         EXCHANGE

Putnam Premier Income Trust                             $680,000                    16                 $850,000
Putnam Master Intermediate                              $160,000                     4                 $200,000
     Income Trust
Putnam Diversified Income Trust                       $2,828,000                    66                 $3,535,000
Putnam Convertible                                       $64,000                     1                 $80,000
     Opportunities and Income
     Trust
Putnam Asset Allocation Funds -                         $480,000                    11                 $600,000
     Growth Portfolio
Putnam Asset Allocation Funds -                         $900,000                    21                 $1,125,000
     Balanced Portfolio
Putnam Asset Allocation Funds -                         $320,000                     7                 $400,000
     Conservative Portfolio
Putnam Funds Trust - Putnam                              $28,000                     1                 $35,000
     High Yield Trust II
Travelers Series Fund Inc. -                            $120,000                     3                 $150,000
     Putnam Diversified Income
     Portfolio
Lincoln National Global Asset                           $172,000                     4                 $215,000
     Allocation Fund, Inc.
Putnam Variable Trust - Putnam                          $276,000                     6                 $345,000
     VT Diversified Income
     Fund
Putnam High Yield Managed                               $988,000                    23                 $1,235,000
     Trust
Putnam High Yield Fixed Income                          $440,000                    10                 $550,000
     Fund, LLC
Abbott Laboratories Annuity                              $72,000                     2                 $90,000
     Retirement Plan
Strategic Global Fund - High                            $400,000                     9                 $500,000
     Yield Fixed Income
     (Putnam) Fund
Southern Farm Bureau Annuity                            $400,000                     9                 $500,000
     Insurance Company
1 Post Office Square, 7th Floor
Boston, MA 02109

                                          PRINCIPAL AMOUNT OF                 NUMBER OF                      PRINCIPAL AMOUNT
                                             SECURED NOTES                    WARRANTS                         OF OLD NOTES
          EXCHANGING NOTEHOLDER                RECEIVED                       RECEIVED                        SURRENDERED IN
                                                                                                                 EXCHANGE
Prudential High Yield Total                       $800,000                           19                           $1,000,000
     Return Fund, Inc.
Prudential High Yield Fund, Inc.                $8,600,000                           201                          $10,750,000
Prudential Distressed Securities                  $400,000                            9                           $500,000
     Fund, Inc.
The Prudential Series Fund, Inc.                $2,400,000                           56                           $3,000,000
     High Yield Bond Portfolio
100 Mulberry Street
Gateway Center Building No. 2,
     3rd Floor
Mailstop No. 04-03-01
Newark, NJ 07102
Dreyfus High Yield Strategies                   $6,680,000                           156                          $8,350,000
     Fund
200 Park Avenue, 55th Floor
New York, NY 10166

                                                                       EXHIBIT A

                      Form of Registration Rights Agreement

                                                                       EXHIBIT B
               Form of Common Stock Registration Rights Agreement

                                                                       EXHIBIT C
                         Form of Supplemental Indenture

                                                                       EXHIBIT D
                           Form of Investor Agreement